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                                  EXHIBIT 23.1

                        CONSENT OF KPMG PEAT MARWICK LLP


Board of Directors
The Sports Club Company, Inc.:

         We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          /s/ KPMG PEAT MARWICK LLP

Los Angeles, California
February 25, 1998